Exhibit 99.1

 December 04, 2003 02:46 PM US Eastern Timezone

 ELITE PHARMACEUTICALS COMPLETES $3,290,000 PRIVATE PLACEMENT

 NORTHVALE, N.J.--(BUSINESS WIRE)--Dec. 4, 2003--Elite Pharmaceuticals, Inc. ("Elite" or the "Company") (AMEX: ELI) completed a private placement of $3,290,000.00 a group of investors, including certain Directors of the Company, through the issuance of 1,645,000 shares of its Common Stock.

 Bernard Berk, CEO of Elite commented, "We are very pleased to have completed this placement which is an important step in helping us achieve our near term objectives, including the pursuit of the opportunities that lie ahead in oral drug delivery."

 About Elite Pharmaceuticals

 Elite Pharmaceuticals is a specialty pharmaceutical company principally engaged in the development of oral, controlled release (CR) products. Elite develops CR products internally and licenses CR products using its proprietary technology. The Company's strategy includes developing CR versions of generic drugs with high barriers to entry and assisting in the life cycle management of products to improve off patent drugs. Elite's technology is applicable to develop delayed, sustained or targeted release pellets, capsules, tablets, granules and powders for NDA or ANDA submission. Elite has a pipeline of six products under development in the therapeutic areas that include cardiovascular, pain, allergy and infection. Elite also has a GMP and DEA approved facility for commercial scale manufacturing in Northvale, NJ.

 This release contains forward-looking statements which involve known and unknown risks, delays, uncertainties and other factors not under the Company's control, which may cause actual results, performance or achievements of the Company to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include results of current or pending research and development activities, actions by the FDA and other regulatory authorities, and those factors detailed in the Company's filings with the Securities and Exchange Commission such as 10K, 10Q and 8K reports.

 Contacts
 -----------------------------------
 Investor Relations for Elite
 Pharmaceuticals, Inc.
 Dianne Will, 518-398-6222
 dwill@willstar.net
 www.elitpharma.com
 -----------------------------------


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